                          SERVICING CERTIFICATE                           Page 5
-----------------------------------------------------------------------------------------------------------------------------------


   MLCC Mortgage Investors, Inc.
   Senior/Subordinate Mortgage Pass-                                                        Current Collection Period:  01-Dec-96
   Through Certificates, Series 1996A                                                         to 31-Dec-96
                                                                                             P & S Agreement Date:      01-Feb-96

                                              Pass-through rates current Distribution:
   Class A Certificates, Series 1996A         LIBOR + 0.43%              6.05500%          Original Closing Date:       28-Feb-96
                                                                                           Distribution Date:            5-Jan-97
                                                                                           Days in Accrual Period              31
                                                                                                                         12/15/96
                                                                                                                          1/14/97

                                      Weighted Average Mortgage Rate
                                      (WAC)                              7.39885%
   LIBOR       5.62500%               Weighted Average Net Mtge Rate
                                      (Alternate Rate)                   7.01885%


   --------------------------------------------------------------------------------------------------------------------------------

 1       Beginning Pool Principal Balance                                                             317,153,017.53
 2       Beginning Pool Balance Factor                                                                     91.245896%

                                                                                                      --------------
 3       Beginning Class A Principal Balance                                                          311,734,832.98
 4       Beginning Overcollateralization Amount                                                         5,418,184.55
 5       Required Overcollateralization Amount                                                          6,951,611.68
  --------------------------------------------------------------------------------------------------------------------------------

 6       Aggregate of all Principal Payments Received                           (P&S 5.08i   )                  0.00
 7       Aggregate of all Principal Prepayments Received                        (P&S 5.08i   )          3,849,952.94
 8       Aggregate of any Net Liquidation Proceeds Received                     (P&S 5.08iii )                  0.00
 9       Aggregate of any Insurance Proceeds Received                           (P&S 5.08iv  )                  0.00
10       Aggregate of any Awards or Settlements From
         Condemnation Proceedings                                               (P&S 5.08v   )                  0.00
11       Aggregate of any Proceeds From Repurchased
         Mortgage Loans                                                         (P&S 5.08vi  )                  0.00
12       Aggregate of any Revenues From Fidelity Bond
         or Mortgage Interest Insurance Policy                                  (P&S 5.08vii )                  0.00
13       Aggregate of any Revenues From Foreclosure or
         Deed Net of any Advances                                              (P&S 5.08viii )                  0.00
14       Current Principal Advances                                                (P&S 6.03 )                  0.00
15       Current Servicer Principal Reimbursements                               (P&S 5.09ii )                  0.00
16 i     Total Principal Available For Distribution
         (6+7+8+9+10+11+12+13+14-15)                                                                    3,849,952.94
   ii    Loss on Liquidated Mortgage Loans                                                                      0.00
17       Aggregate of all Interest Payments Received                            (P&S 5.08ii  )          1,985,800.51
18       Current Servicing Fee                                                  (P&S 5.08ii  )             51,420.22
19       Monthly Interest Advance (Recovery) based
         on delinquent accounts                                                 (P&S 6.02vii )            (30,326.87)
20       Current Servicer Interest Advance (Recovery)                           (P&S 6.02vii )            (30,326.87)
21       Total Interest Available For Distribution (17-18+20)                                           1,904,053.42
22       Total Funds Available For Distribution (16i+22)                                                5,754,006.36
  --------------------------------------------------------------------------------------------------------------------------------

23       Class A Formula Principal Distribution Amount
         (lines 16i + 16ii +28iii of preceding dist)                                                    3,849,952.94
  --------------------------------------------------------------------------------------------------------------------------------

24       Class A Distribution Amount --
         interest (25iv ) + principal (27iii )                                  (P&S 6.02i   )          5,720,235.09

25 i.    Class A Current Interest                                                                       1,625,394.08
   ii.   Class A Unpaid Interest Shortfall
         (Class A Interest Shortfall from Preceding Distribution Date)                                          0.00
   iii.  Class A Interest Formula Distribution Amount (25i + 25ii)                                      1,625,394.08
   iv.   Class A  Distribution Allocable to Interest
         (min of: lines 22 and 25iii)                                                                   1,625,394.08

26 i.    Class A Unpaid Interest Shortfall
         (Class A Interest Shortfall from Preceding Distribution Date)                                          0.00
   ii.   Class A Unpaid Interest Shortfall Included in 25iv
         (when 26i >0: min of 25ii and 25iv)                                                                    0.00
   iii.  Class A Interest Shortfall (lines 25iii - 25iv)                                                        0.00


27 i.    Class A Principal Distribution Amount
         (min of: line 23 +28i and principal
         needed after oc trigger) needs formula for oc                                                  3,849,952.94
   ii    Accelerated Principal Distribution Amount
         (min of: lines 5 - 4 and 22 - 25iv - 27i - 29i - 31ii)                                           244,888.07
   iii   Total Class A Distribution Allocable to Principal (27i + 27ii)                                 4,094,841.01

28 i.    Class A Unpaid Principal Shortfall
         (Class A Principal Shortfall from Preceding Distribution Date)                                         0.00
   ii.   Class A Unpaid Principal Shortfall included in 27i
         (when 28i >0: min of 27i and 28i)                                                                      0.00
   iii.  Class A  Principal Shortfall (lines 28i + 28ii)                                                        0.00
  --------------------------------------------------------------------------------------------------------------------------------

29 i     Total Amount to Certificate Insurer                                                               33,771.27
   ii.   Monthly Insurance Amount                                               (P&S 6.02vi  )             33,771.27
   iii.  Reimbursement Amount                                                                                   0.00
  --------------------------------------------------------------------------------------------------------------------------------

30 i.    Cumulative Master Servicer Advanced Interest                           (P&S 6.02v   )          1,359,120.76
   ii.   Cumulative Master Servicer Advanced Principal                                                          0.00
  --------------------------------------------------------------------------------------------------------------------------------

31 i.    Beginning Reserve Fund Balance                                          (P&S 6.06   )            250,000.00
   ii.   Current Reserve Fund Deposit                                                                           0.00
   iii   Current Reserve Fund Advances                                                                          0.00
   iv.   Ending Reserve Fund Balance                                                                      250,000.00
  --------------------------------------------------------------------------------------------------------------------------------

32 i.    Available Excess Interest                                                                        244,888.07
   ii.   Distribution Account Shortfall                                          (P&S 6.02xvi)                  0.00
   iii   Class R Distribution Amount For Such Distribution Date                                                 0.00

  --------------------------------------------------------------------------------------------------------------------------------
33 i.    Ending Pool Principal Balance                                           (P&S 6.02vii)        313,303,064.59
   ii.   Ending Pool Balance Factor                                                                        90.138253%

34       Ending Class A Principal Balance                                                             307,639,991.97
35       Ending Overcollateralization Amount                                                            5,663,072.62
====================================================================================================================

                     STATEMENT TO CERTIFICATEHOLDERS                     Page 6
----------------------------------------------------------------------------------------------------------------------------------
  MLCC Mortgage Investors, Inc.
   Senior/Subordinate Mortgage Pass-                                                        Current Collection Period:  01-Dec-96
   Through Certificates, Series 1996A                                                         to 31-Dec-96

                                              Pass-through rates current Distribution:      LIBOR=       5.6250%      Current
                                                                                                                  ---------------
   Class A Certificates, Series 1996A         LIBOR + 0.43%              6.05500%          Original Closing Date:       28-Feb-96
                                                                                               Distribution Date:       15-Jan-97

                                             Weighted Average Net Mtge Rate (Alternate
                                             Rate) 7.01885%
               ------------------------------------------------------------------------------------------------------------------

       1 i.    Class A Distribution Amount                                                                               0.000017

         i.    Class A Current Interest                                                                                  0.000005
         ii.   Class A Unpaid Interest Shortfall                                                                         0.000000
         iii.  Class A Interest Formula Distribution Amount                                                              0.000005
         iv.   Class A  Distribution Allocable to Interest                                                               0.000005

       2 i.    Class A Principal Distribution Amount                                                                     0.000011
         ii    Accelerated Principal Distribution Amount                                                                 0.000001
         iii   Total Class A Distribution Allocable to Principa                                                          0.000012

         ------------------------------------------------------------------------------------------------------------------------
       3       Ending Pool Principal Balance                                                                       313,303,064.59
       4       Ending Pool Balance Factor                                                                               90.138253%

       5       Ending Class A Principal Balance                                                                    307,639,991.97
       6       Ending Overcollateralization Amount                                                                   5,663,072.62

         ------------------------------------------------------------------------------------------------------------------------
       9 i.    Current Master Servicer Advanced (Recovered) Interest                                                   (30,326.87)
         ii.   Current Master Servicer Advanced (Recovered) Principal                                                        0.00
         iii.  Current Trustee Advanced Interest                                                                             0.00
         iv    Current Trustee Advanced Principal                                                                            0.00
         vi    Amount of Servicing Advances Paid by Master Servicer                              (P&S 6.02 x  )      1,359,120.76
         viii  Amount of Delinquencies of Mortgage Loans                                                               298,260.45
         ix    Class A Alternate Rate for next Distribution Date:                                                         0.00000%

         ------------------------------------------------------------------------------------------------------------------------
      10 i     Number of Mortgage Loans 30 to 59 Days Delinquent                                                               12
         ii    Aggregate Principal Balances of Mortgage Loans 30 to 59 Days Delinquent                               4,797,751.51
      11 i     Number of Mortgage Loans 60 to 89 Days Delinquent                                                                0
         ii    Aggregate Principal Balances of Mortgage Loans 60 to 89 Days Delinquent                                       0.00
      12 i     Number of Mortgage Loans 90 or More Days Delinquent                                                              1
         ii    Aggregate Principal Balances of Mortgage Loans 90 or More Days Delinquent                             2,000,000.00
      13 i     Number of Mortgage Loans in Foreclosure                                                                          1
         ii    Aggregate Principal Balances of Mortgage Loans in Foreclosure                                         2,700,000.00
               Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed                                     0.00

      14 i     Amount of Delinquent Principal of Mortgage Loans                                                              0.00
         ii    Amount of Delinquent Interest of Mortgage Loans                                                         298,260.45

      15 i     Cumulative Losses                                                                                             0.00
         ii    Do Cumulative Losses Exceed 1% of Original Principal Balance                                                     N
               ==================================================================================================================